                                                                   EXHIBIT 99.1


                             MICROSOFT CORPORATION
                       1991 EMPLOYEE STOCK PURCHASE PLAN


                       Financial Statements for the Three
                   Years Ended June 30, 1994, 1993, and 1992
                        And Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


Plan Administrator
Microsoft Corporation
1991 Employee Stock Purchase Plan
Redmond, Washington

We have audited the accompanying statements of assets available for benefits of the Microsoft Corporation 1991 Employee Stock Purchase Plan (the Plan) as of June 30, 1994 and 1993, and the related statements of changes in assets available for benefits for the years ended June 30, 1994, 1993, and 1992.
These financial statements are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan Administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the assets available for benefits of the Plan as of June 30, 1994 and 1993, and the changes in assets available for benefits for the years ended June 30, 1994, 1993, and 1992, in conformity with generally accepted accounting principles.





/s/ Deloitte & Touche LLP
Seattle, Washington
September 16, 1994
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MICROSOFT CORPORATION
1991 EMPLOYEE STOCK PURCHASE PLAN

STATEMENTS OF ASSETS AVAILABLE FOR BENEFITS
JUNE 30, 1994 AND 1993


                                                                                    June 30
                                                                                    -------
                                                                            1994              1993
                                                                            ----              ----
ASSETS:
  Cash                                                                     $492,243          $961,962
                                                                           --------          --------

ASSETS AVAILABLE FOR BENEFITS                                              $492,243          $961,962
                                                                           ========          ========





See note to financial statements.
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MICROSOFT CORPORATION
1991 EMPLOYEE STOCK PURCHASE PLAN

STATEMENTS OF CHANGES IN ASSETS
AVAILABLE FOR BENEFITS
YEARS ENDED JUNE 30, 1994, 1993, AND 1992


                                                                             Year ended June 30
                                                                             ------------------
                                                               1994                1993              1992
                                                               ----                ----              ----
ASSETS AVAILABLE FOR BENEFITS, beginning
  of period                                                $   961,962        $   366,638      $     92,313
                                                           -----------        -----------      ------------
ADDITIONS:
  Employee contributions                                    38,614,990         34,114,121        23,416,492

DEDUCTIONS:
  Cost of shares purchased                                  39,084,709         33,518,797        23,142,167
                                                           -----------        -----------      ------------



CHANGES IN ASSETS AVAILABLE FOR
BENEFITS                                                      (469,719)           595,324           274,325
                                                           -----------        -----------      ------------

ASSETS AVAILABLE FOR BENEFITS,
  end of period                                            $   492,243        $   961,962      $    366,638
                                                           ===========        ===========      ============





See note to financial statements.

MICROSOFT CORPORATION
1991 EMPLOYEE STOCK PURCHASE PLAN

NOTE TO FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1994, 1993, AND 1992



NOTE 1:  THE PLAN

The following description of the Microsoft Corporation 1991 Employee Stock Purchase Plan (the Plan) provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions.

         GENERAL: The Plan Administrator believes the Plan meets the qualification standards of Section 423 of the Internal Revenue Code of 1986, and is exempt from federal income taxes. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

         The Plan covers substantially all employees of Microsoft Corporation (the Company) whose customary employment is greater than 20 hours per week, and more than five months in any calendar year.

         CONTRIBUTIONS: Participants may make contributions to the Plan through payroll deductions (not exceeding 10% of their compensation) for the purpose of purchasing the Company's common stock. The Plan commenced on January 1, 1991, and participants are given the opportunity to purchase shares on each June 30 and December 31 until such time as the Plan is terminated (see Termination of the Plan). The maximum number of shares that will be offered under the Plan is 6,750,000.

         OPTIONS GRANTED AND WITHDRAWALS: Participants are granted the option to purchase shares of Microsoft Corporation common stock from the Company at 85% of the lesser of the fair market value on the first or last day of each six-month period ending June 30 or December 31. If the participant does not exercise the option, the Company refunds the participant for amounts withheld. The Plan purchased 1,147,508, 1,006,988, and 940,140 shares during the years ended June 30, 1994, 1993, and 1992, respectively. A total of 3,636,422 shares have been purchased under the Plan since inception with 3,113,578 shares reserved for future issue.

         ASSETS AVAILABLE FOR BENEFITS: Assets available for benefits represent cash in participant accounts that was less than the amount necessary to purchase a full share and cash contributed to the Plan greater than the cost of the maximum number of shares allowed to be purchased in a six-month period (see Limitations). Participants may carry over such amounts to the next period.

         LIMITATIONS: No employee shall be permitted to subscribe for any shares under the Plan if such employee owns shares representing 5% or more of the total combined voting power or value of all classes of shares of the Company. Additionally, no participant may purchase more than 2,250 shares of stock during a six-month period, or purchase shares through the Plan with an aggregate fair market value in excess of $25,000 in any one calendar year.





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         TERMINATION OF THE PLAN:  The Plan shall terminate at the earliest of the following:

         o       December 31, 1996

         o The date of the filing of a statement of intent to dissolve by the Company or the effective date of a merger or consolidation (except with a related company) where the Company is not to be the surviving corporation

         o       The date the Board acts to terminate the Plan

         o The date when all shares reserved under the Plan have been purchased

         In the event of a dissolution, merger, or acquisition, the Company may permit a participating employee to exercise options to the extent that employee payroll deductions have accumulated. In the event of termination, Plan assets will be distributed to the participants.

         PLAN ADMINISTRATION: All expenses for administration of the Plan are paid by the Company, and are not reflected in the accompanying statements.